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                                                                  EXHIBIT 99.1


INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Earl Scheib, Inc.


We have audited the accompanying consolidated balance sheet of Earl Scheib, Inc. (the "Company") and subsidiaries as of April 30, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Earl Scheib, Inc. and subsidiaries as of April 30, 1998, and the results of their operations and their cash flows for the years ended April 30, 1998 and 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Los Angeles, California
July 27, 1999